As filed with the Securities and Exchange Commission on November 5, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Kinder Morgan, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1001 Louisiana Street, Suite 1000 Houston, Texas 77002 (Address of registrant’s principal executive offices)	80-0682103 (I.R.S. Employer Identification No.)

Kinder Morgan, Inc. Second Amended and Restated Stock Compensation Plan for Non-Employee Directors

(Full title of Plan)

Catherine Callaway James

Vice President and General Counsel

Kinder Morgan, Inc.

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(713) 369-9000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Troy L. Harder

Bracewell LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

Telephone: (713) 221-1456

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class P Common Stock, $0.01 par value per share	940,000	$16.94	$15,923,600	$1,476.12

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Common Stock (defined below) as may become issuable pursuant to the adjustment provisions of the Kinder Morgan, Inc. Second Amended and Restated Stock Compensation Plan for Non-Employee Directors (the “Plan”).

(2)	Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are estimated, solely for the purpose of computing the registration fee, based on a price of $16.94, which is the average of the high and low sale prices of the Common Stock as reported by the New York Stock Exchange on November 2, 2021.

(3)	Pursuant to General Instruction E to Form S-8, a registration fee is only being paid with respect to the registration of an additional 940,000 shares of Common Stock under the Plan.

EXPLANATORY NOTE

Kinder Morgan, Inc., a Delaware corporation (the “Registrant”), is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 940,000 shares of its Class P common stock, par value $0.01 per share (the “Common Stock”), that may be issued under the Plan. Except as otherwise set forth below, the contents of the Registrant’s registration statement on Form S-8 relating to the Plan, which was previously filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2011 (File No. 333-172584), are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1	Kinder Morgan, Inc. Second Amended and Restated Stock Compensation Plan for Non-Employee Directors (filed as Exhibit 10.4 to Kinder Morgan, Inc.’s Form 10-Q for the quarter ended September 30, 2021 (File No. 001-35081)).

4.2	Form of Non-Employee Director Stock Compensation Agreement (filed as Exhibit 10.5 to Kinder Morgan, Inc.’s Form 10-Q for the quarter ended September 30, 2021 (File No. 001-35081)).

4.3	Form of certificate representing Class P common shares of Kinder Morgan, Inc. (filed as Exhibit 4.1 to Kinder Morgan, Inc.’s Registration Statement on Form S-1 filed on January 18, 2011 (File No. 333-170773)).

4.4	Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.2 to Kinder Morgan, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (File No. 001-35081)).

4.5	Amendment No. 1 to the Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.3 to Kinder Morgan, Inc.’s Current Report on Form 8-K filed on May 30, 2012 (File No. 001-35081)).

4.6	Amendment No. 2 to the Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.1 to Kinder Morgan, Inc.’s Current Report on Form 8-K filed on December 3, 2014 (File No. 001-35081)).

4.7	Description of Capital Stock of Kinder Morgan, Inc. Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (filed as Exhibit 4.35 to Kinder Morgan, Inc.’s Annual Report on Form 10-K filed on February 5, 2021 (File No. 001-35081)).

5.1 *	Opinion of Bracewell LLP regarding the validity of the securities being registered.

23.1 *	Consent of Bracewell LLP (included in their opinion filed as Exhibit 5.1).

23.2 *	Consent of PricewaterhouseCoopers LLP.

24.1 *	Powers of Attorney.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on November 5, 2021.

KINDER MORGAN, INC.

By:	/s/ David P. Michels
	Name:	David P. Michels
	Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 5, 2021.

Signature	Title

/s/ David P. Michels	Vice President and Chief Financial Officer (principal
David P. Michels	financial officer and principal accounting officer)

/s/ Steven J. Kean	Chief Executive Officer (principal executive officer); Director
Steven J. Kean

/s/ Richard D. Kinder*	Executive Chairman
Richard D. Kinder

/s/ Kimberly A. Dang	President; Director
Kimberly A. Dang

/s/ Ted A. Gardner*	Director
Ted A. Gardner

/s/ Anthony W. Hall, Jr.*	Director
Anthony W. Hall, Jr.

/s/ Gary L. Hultquist*	Director
Gary L. Hultquist

/s/ Ronald L. Kuehn, Jr.*	Director
Ronald L. Kuehn, Jr.

/s/ Deborah A. Macdonald*	Director
Deborah A. Macdonald

/s/ Michael C. Morgan*	Director
Michael C. Morgan

/s/ Arthur C. Reichstetter *	Director
Arthur C. Reichstetter

/s/ C. Park Shaper*	Director
C. Park Shaper

/s/ William A. Smith*	Director
William A. Smith

/s/ Joel V. Staff*	Director
Joel V. Staff

/s/ Robert F. Vagt*	Director
Robert F. Vagt

/s/ Perry M. Waughtal*	Director
Perry M. Waughtal

*By:	/s/ Catherine C. James
Catherine C. James
Attorney-in-fact for persons indicated